1700 Broadway, Suite 2300 Denver, CO 80290-2300 Phone: 303.837.1661 FAX: 303.861.4023

News Release

Company Contact: Eric K. Hagen	February 21, 2018
Title: Vice President, Investor Relations	For immediate release
Phone: 303-837-1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Announces Fourth Quarter 2017

Financial and Operating Results

2017

•	Q4 2017 Average Production at High End of Guidance; Increases 12% from Q3 2017

•	Fourth Quarter and Full-Year 2017 Capex Below Guidance

•	Fourth Quarter 2017 Net Cash Provided by Operating Activities Exceeds Capex by $116 Million

•	Q4 2017 Oil Differentials per Bbl Significantly below Low End of Guidance and G&A per BOE at Low End of Guidance

2018

•	2018 Capital Budget of $750 Million Drives Estimated Average Annual Production of 128,400 BOE/d (9% Growth over 2017 Average Production) and Solid Free Cash Flow Generation

•	Williston Basin Operated Production Forecast to Grow 14% from Q4 2017 to Q4 2018 based on $600 Million Capital Budget

DENVER – February 21, 2018 – Whiting’s (NYSE: WLL) production in the fourth quarter 2017 totaled 11.8 million barrels of oil equivalent (MMBOE), comprised of 84% crude oil/natural gas liquids (NGLs).  Fourth quarter 2017 production averaged 128,045 barrels of oil equivalent per day (BOE/d) and came in at the high end of guidance.  Capex for the fourth quarter 2017 of $171 million was $38 million below guidance.  Fourth quarter 2017 net cash provided by operating activities of $287 million exceeded capital expenditures by $116 million.  Whiting’s oil differentials of $4.21 per barrel (Bbl) came in below the low end of guidance and general and administrative (G&A) expense of $2.69 per BOE came in at the low end of guidance.  Guidance at the midpoint called for $7.00 per Bbl and $2.80 per BOE, respectively.

During the fourth quarter 2017 and subsequent to year-end, the Company added to its hedges and is now 70% hedged for 2018 as a percentage of December 2017 production with a mix of swaps and collars as detailed later in the press release.  On February 1, 2018, Whiting paid $61 million to settle a volume contract associated with its Redtail field on a discounted basis.  The contract commitment equaled 20,000 gross barrels of oil per day through April 2020 and had an associated fee of $3.93 per barrel.

Operating and Financial Results

The following table summarizes the operating and financial results for the fourth quarter of 2017 and 2016, including non-cash charges recorded during those periods:

	Three Months Ended
	December 31,
	2017	2016
Production (MBOE/d) (1)	128.05	118.89
Net cash provided by operating activities-MM	$286.7	$236.8
Discretionary cash flow-MM (2)	$266.9	$170.9
Realized price ($/BOE)	$40.07	$33.27
Total operating revenues-MM	$474.4	$342.7
Net loss attributable to common shareholders-MM (3)(4)	$(798.3)	$(173.3)
Per basic share (5)	$(8.80)	$(2.34)
Per diluted share (5)	$(8.80)	$(2.34)

Adjusted net loss attributable to common shareholders-MM (6)	$(15.7)	$(82.6)
Per basic share (5)	$(0.17)	$(1.12)
Per diluted share (5)	$(0.17)	$(1.12)

(1)	Fourth quarter 2016 includes 6,690 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)

For the three months ended December 31, 2017, this amount includes $835 million in non-cash pre-tax impairment charges for the partial write-down of the Redtail field in Colorado that is not currently being developed.  The Company did not recognize any impairment write-downs with respect to its proved oil and gas properties during the 2016 period presented.

(4)	Net loss attributable to common shareholders includes $73 million and $49 million of pre-tax, non-cash derivative losses for the three months ended December 31, 2017 and 2016, respectively.
(5)	All per share amounts have been retroactively adjusted for the 2016 period to reflect the Company’s one-for-four reverse stock split in November 2017.
(6)	A reconciliation of net loss attributable to common shareholders to adjusted net loss attributable to common shareholders is included later in this news release.

The following table summarizes the operating and financial results for the full-year 2017 and 2016, including non-cash charges recorded during those periods:

	Year Ended
	December 31,
	2017	2016
Production (MBOE/d) (1)	118.12	129.89
Net cash provided by operating activities-MM	$577.1	$595.0
Discretionary cash flow-MM (2)	$736.7	$587.9
Realized price ($/BOE)	$34.55	$30.22
Total operating revenues-MM	$1,481.4	$1,285.0
Net loss attributable to common shareholders-MM (3)(4)(5)	$(1,237.6)	$(1,339.1)
Per basic share (6)	$(13.65)	$(21.27)
Per diluted share (6)	$(13.65)	$(21.27)

Adjusted net loss attributable to common shareholders-MM (7)	$(118.5)	$(548.8)
Per basic share (6)	$(1.31)	$(8.72)
Per diluted share (6)	$(1.31)	$(8.72)

(1)	The year ended December 31, 2016 includes 7,465 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)

For the year ended December 31, 2017, this amount includes $835 million in non-cash pre-tax impairment charges for the partial write-down of the Redtail field in Colorado that is not currently being developed.  The Company did not recognize any impairment write-downs with respect to its proved oil and gas properties during the 2016 period presented.

(4)

Net loss attributable to common shareholders for the year ended December 31, 2017 includes $401 million of pre-tax loss on sale of properties, which primarily relates to the sale of our FBIR assets.  Net loss attributable to common shareholders for the year ended December 31, 2016 includes $185 million of pre-tax loss on sale of properties, which primarily relates to the sale of our North Ward Estes properties.

(5)	Net loss attributable to common shareholders includes $131 million and $151 million of pre-tax, non-cash derivative losses for the years ended December 30, 2017 and 2016, respectively.
(6)	All per share amounts have been retroactively adjusted for the 2016 period to reflect the Company’s one-for-four reverse stock split in November 2017.
(7)	A reconciliation of net loss attributable to common shareholders to adjusted net loss attributable to common shareholders is included later in this news release.

Bradley J. Holly, Whiting’s President and CEO, commented, “I would like to thank Whiting employees for their outstanding efforts that culminated in an excellent fourth quarter and strong start to 2018.  Looking forward, we will work together to achieve our  goal of becoming a top-tier E&P company as measured by capital efficient growth and free cash flow generation.”

2018 Capital Plan

In 2018, Whiting plans to spend $750 million as part of its capital plan which is forecast to generate average annual production of 128,400 BOE/d.  This represents 9% growth over 2017 average annual production.  At current prices, Whiting estimates this will generate solid free cash flow.

$600 million, or 80%, of the capital budget will be spent on operated development activities in the Williston Basin.  Williston Basin operated production is forecast to grow 14% from the fourth quarter of 2017 to the fourth quarter of 2018.  $50 million, or 7%, will be spent on non-op development activities in the Williston Basin.  $75 million, or 10%, will be spent on development activities at Redtail to complete 22 drilled uncompleted (DUC) wells. $25 million, or 3%, will be dedicated to land and facilities.

The Company ended 2017 with 51 DUC wells in its Bakken/Three Forks play in the Williston Basin and 39 DUC wells at its DJ Basin/Redtail field in Weld County, Colorado.  During 2018, Whiting plans to drill 120 Bakken/Three Forks wells in its Williston Basin area and no wells in its Redtail area.  The Company plans to put on production 123 wells in its Williston Basin area and 22 wells in its Redtail area.

Reserves Update

Year-end 2017 proved reserves totaled 617.6 MMBOE.  Proved developed producing reserves equaled 54% of total reserves versus 47% of 2016 year-end reserves.

Operations Update

In the fourth quarter 2017, total net production for the Company averaged 128,045 BOE/d, a 12% increase over third quarter levels.  The Bakken/Three Forks play in the Williston Basin averaged 106,850 BOE/d, a 5% increase over third quarter levels.  Operated Williston Basin production averaged 95,000 BOE/d in the fourth quarter 2017.  The Redtail Niobrara/Codell play in the DJ Basin averaged 20,625 BOE/d, a 75% increase over third quarter levels.  During the fourth quarter 2017, Whiting drilled 27 wells in its Williston Basin area and no wells in its Redtail area and put 21 wells on production in the Williston Basin and 25 wells on production at Redtail.

The following table depicts noteworthy pads Whiting brought on production during the fourth quarter 2017:

Pad Name	Well Count	County	Average 24-Hour IP Per Well
Flatland 24-9 Pad	3	McKenzie	2,862
Frick 24-8 Pad	3	McKenzie	2,059
Hellandsaas 44-8 Pad	2	McKenzie	3,085
King 11-8 Pad	3	Williams	2,492
Scanlan 11-5 Pad	2	Williams	2,332
Scanlan 42-9 Pad	3	Williams	1,916

Implementing New Operating Philosophy and Compensation Metric to Incentivize Returns

Whiting plans to implement a new optimized completion philosophy designed to maximize resource recovery and economic returns per drilling spacing unit.  In 2018, the Company anticipates completing wells with proppant loads that range from 6-12 million pounds across 33-50 stages.  This program is designed to maximize capital productivity at the corporate level through determining the optimal well configuration and cost by operating area.  In support of this initiative, the Whiting Board of Directors has elected to incentivize a focus on returns and profitability by adding a drilling rate of return metric to Whiting’s executive compensation metrics.

Other Financial and Operating Results

The following table summarizes the Company’s net production and commodity price realizations for the quarters ended December  31, 2017 and 2016:

	Three Months Ended
	December 31,
	2017	2016	Change
Production
Oil (MMBbl)	8.00	7.55	6%
NGLs (MMBbl)	1.94	1.69	15%
Natural gas (Bcf)	11.01	10.20	8%
Total equivalent (MMBOE) (1)	11.78	10.94	8%
Average sales price
Oil (per Bbl):
Price received	$51.15	$40.16	27%
Effect of crude oil hedging (2)	(0.29)	2.81
Realized price (3)	$50.86	$42.97	18%
Weighted average NYMEX price (per Bbl) (4)	$55.36	$49.26	12%
NGLs (per Bbl):
Realized price	$22.90	$12.11	89%
Natural gas (per Mcf):
Realized price	$1.87	$1.87	-
Weighted average NYMEX price (per MMBtu) (4)	$2.87	$2.98	(4%)

--]
(1)	Fourth quarter 2016 includes 6,690 BOE/d from properties that have since been divested.
(2)

Whiting paid $2 million and received $21 million in pre-tax cash settlements on its crude oil hedges during the fourth quarter of 2017 and 2016, respectively.  A summary of Whiting’s outstanding hedges is included later in this news release.

(3)

Whiting’s realized price was reduced by $1.74 per Bbl and $1.79 per Bbl in the fourth quarter of 2017 and 2016, respectively, due to the Redtail fixed fee differential deficiency payment.  The remaining contract ends in April 2020.

(4)	Average NYMEX prices weighted for monthly production volumes.

Fourth Quarter and Full-Year 2017 Costs and Margins

A summary of production and cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(per BOE, except production)
Production (MMBOE)	11.78	10.94	43.11	47.54

Sales price, net of hedging	$40.07	$33.27	$34.55	$30.22
Lease operating expense	8.45	8.01	8.51	8.31
Production tax	3.13	2.71	2.86	2.29
Cash general & administrative	2.46	2.61	2.38	2.55
Exploration	1.43	0.57	0.84	0.96
Cash interest expense	3.28	4.51	3.70	4.67
Cash income tax benefit	(0.08)	(0.67)	(0.17)	(0.15)
	$21.40	$15.53	$16.43	$11.59

Fourth Quarter and Full-Year 2017 Capital Expenditures and Activity Summary

During the fourth quarter 2017, Whiting’s capital expenditures totaled $171 million.  This includes $7 million for non-operated drilling and completion, $2 million for land and $4 million for facilities.  Whiting drilled 27 wells in its Williston Basin area and no wells in its Redtail area during the quarter.  The Company put 21 wells on production in the Williston Basin and 25 wells on production at Redtail during the quarter.

During the full-year 2017, Whiting’s capital expenditures totaled $912 million.  This includes $39 million for non-operated drilling and completion, $18 million for land and $10 million for facilities.  Whiting drilled 113 wells in its Williston Basin area and 30 wells in its Redtail area during the year.  The Company put 96 wells on production in the Williston Basin and 96 wells on production at Redtail during the year.

Outlook for First Quarter and Full-Year 2018

The following table provides guidance for the first quarter and full-year 2018 based on current forecasts, including Whiting’s full-year 2018 capital budget of $750 million:

Guidance
	First Quarter	Full Year
	2018	2018
Production (MMBOE)	11.1 - 11.6	46.5 - 47.2
Lease operating expense per BOE	$ 7.90 - $ 8.50	$ 7.90 - $ 8.30
General and administrative expense per BOE	$ 2.70 - $ 3.00	$ 2.60 - $ 2.90
Interest expense per BOE	$ 4.50 - $ 4.90	$ 4.00 - $ 4.50
Depreciation, depletion and amortization per BOE	$17.50 - $18.50	$17.10 - $18.10
Production taxes (% of sales revenue)	7.7% - 8.3%	8.0% - 8.3%
Oil price differentials to NYMEX per Bbl (1)	($4.50) - ($5.50)	($4.50) - ($5.50)
Gas price differential to NYMEX per Mcf	($1.50) - ($2.00)	($1.50) - ($2.00)

(1)	Does not include the effects of NGLs.

Commodity Derivative Contracts

Whiting is 70% hedged for 2018 as a percentage of December 2017 production.

The following summarizes Whiting’s crude oil hedges as of January 23, 2018:

			Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Crude	NYMEX Price	December 2017
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production

Three-way collars (1)	2018		Sub-Floor/Floor/Ceiling
	Q1	1,450,000	$37.07 - $47.07 - $57.30	55.1%
	Q2	1,450,000	$37.07 - $47.07 - $57.30	55.1%
	Q3	1,450,000	$37.07 - $47.07 - $57.30	55.1%
	Q4	1,450,000	$37.07 - $47.07 - $57.30	55.1%

Swaps	2018		Fixed Price
	Q1	400,000	$61.74	15.2%
	Q2	400,000	$61.74	15.2%
	Q3	400,000	$61.74	15.2%
	Q4	400,000	$61.74	15.2%

Collars	2019		Floor/Ceiling
	Q1	150,000	$50.00 - $65.33	5.7%
	Q2	150,000	$50.00 - $65.33	5.7%

(1)

A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Selected Operating and Financial Statistics

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Selected operating statistics:
Production
Oil, MBbl	8,000	7,550	29,261	33,992
NGLs, MBbl	1,945	1,688	6,977	6,642
Natural gas, MMcf	11,012	10,202	41,262	41,438
Oil equivalents, MBOE (1)	11,780	10,938	43,115	47,540
Average prices
Oil per Bbl (excludes hedging)	$51.15	$40.16	$44.30	$34.36
NGLs per Bbl	$22.90	$12.11	$16.00	$8.88
Natural gas per Mcf	$1.87	$1.87	$1.78	$1.40
Per BOE data
Sales price (including hedging)	$40.07	$33.27	$34.55	$30.22
Lease operating	$8.46	$8.01	$8.51	$8.31
Production taxes	$3.13	$2.71	$2.86	$2.29
Depreciation, depletion and amortization	$23.40	$24.75	$22.01	$24.64
General and administrative	$2.69	$3.17	$2.88	$3.09
Selected financial data: (In thousands, except per share data)
Total operating revenues	$474,412	$342,695	$1,481,435	$1,284,982
Total operating expenses	$1,388,567	$473,678	$3,010,764	$2,113,188
Total other expense, net	$(47,101)	$(312,329)	$(191,312)	$(598,564)
Net loss attributable to common shareholders	$(798,278)	$(173,261)	$(1,237,648)	$(1,339,102)
Loss per common share, basic (2)	$(8.80)	$(2.34)	$(13.65)	$(21.27)
Loss per common share, diluted (2)	$(8.80)	$(2.34)	$(13.65)	$(21.27)
Weighted average shares outstanding, basic	90,699	73,964	90,683	62,967
Weighted average shares outstanding, diluted	90,699	73,964	90,683	62,967
Net cash provided by operating activities	$286,703	$236,755	$577,109	$595,010
Net cash provided by (used in) investing activities	$(204,203)	$(81,724)	$73,397	$(222,576)
Net cash provided by (used in) financing activities	$785,707	$(100,135)	$155,648	$(315,262)

(1)	The three months and full-year ended December 31, 2016 include 6,690 BOE/d and 7,465 BOE/d, respectively, from properties that have since been divested.
(2)	All share and per share amounts have been retroactively adjusted for the 2016 periods to reflect the Company’s one-for-four reverse stock split in November 2017.

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-K for the year ended December  31, 2017 to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$879,379	$55,975
Restricted cash	-	17,250
Accounts receivable trade, net	284,214	173,919
Prepaid expenses and other	26,035	26,312
Assets held for sale (1)	-	349,146
Total current assets	1,189,628	622,602
Property and equipment:
Oil and gas properties, successful efforts method	11,293,650	13,230,851
Other property and equipment	134,524	134,638
Total property and equipment	11,428,174	13,365,489
Less accumulated depreciation, depletion and amortization	(4,244,735)	(4,222,071)
Total property and equipment, net	7,183,439	9,143,418
Other long-term assets	29,967	110,122
TOTAL ASSETS	$8,403,034	$9,876,142

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	December 31,
	2017	2016
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$958,713	$-
Accounts payable trade	32,761	32,126
Revenues and royalties payable	171,028	147,226
Accrued capital expenditures	69,744	56,830
Accrued interest	40,971	44,749
Accrued lease operating expenses	36,865	45,015
Accrued liabilities and other	51,590	63,538
Taxes payable	28,771	39,547
Derivative liabilities	132,525	17,628
Accrued employee compensation and benefits	30,360	31,134
Liabilities related to assets held for sale (1)	-	538
Total current liabilities	1,553,328	478,331
Long-term debt	2,764,716	3,535,303
Deferred income taxes	-	475,689
Asset retirement obligations	129,206	168,504
Other long-term liabilities	36,642	69,123
Total liabilities	4,483,892	4,726,950
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 225,000,000 shares authorized; 92,094,837 issued and 90,698,889 outstanding as of December 31, 2017 and 91,793,472 issued and 90,503,482 outstanding as of December 31, 2016 (2)	92	367
Additional paid-in capital	6,405,490	6,389,435
Accumulated deficit	(2,486,440)	(1,248,572)
Total Whiting shareholders' equity	3,919,142	5,141,230
Noncontrolling interest	-	7,962
Total equity	3,919,142	5,149,192
TOTAL LIABILITIES AND EQUITY	$8,403,034	$9,876,142

(1)	As of December 31, 2016, “Assets held for sale” is comprised of Whiting’s North Dakota midstream assets. This transaction closed on January 1, 2017.
(2)	All share amounts (except par value amounts) as of December 31, 2016 have been retroactively adjusted to reflect the Company’s one-for-four reverse stock split in November 2017.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
OPERATING REVENUES
Oil, NGL and natural gas sales	$474,412	$342,695	$1,481,435	$1,284,982
OPERATING EXPENSES
Lease operating expenses	99,603	87,605	366,880	395,135
Production taxes	36,862	29,590	123,483	108,715
Depreciation, depletion and amortization	275,651	270,705	948,939	1,171,582
Exploration and impairment	872,384	35,903	936,177	121,468
General and administrative	31,644	34,651	124,288	146,878
Derivative (gain) loss, net	75,566	27,845	122,847	(587)
(Gain) loss on sale of properties	63	(9,162)	401,113	184,567
Amortization of deferred gain on sale	(3,206)	(3,459)	(12,963)	(14,570)
Total operating expenses	1,388,567	473,678	3,010,764	2,113,188
LOSS FROM OPERATIONS	(914,155)	(130,983)	(1,529,329)	(828,206)
OTHER INCOME (EXPENSE)
Interest expense	(47,447)	(312,475)	(191,088)	(557,620)
Loss on extinguishment of debt	-	-	(1,540)	(42,236)
Interest income and other	346	146	1,316	1,292
Total other expense	(47,101)	(312,329)	(191,312)	(598,564)
LOSS BEFORE INCOME TAXES	(961,256)	(443,312)	(1,720,641)	(1,426,770)
INCOME TAX BENEFIT
Current	(924)	(7,305)	(7,291)	(7,190)
Deferred	(162,054)	(262,742)	(475,688)	(80,456)
Total income tax benefit	(162,978)	(270,047)	(482,979)	(87,646)
NET LOSS	(798,278)	(173,265)	(1,237,662)	(1,339,124)
Net loss attributable to noncontrolling interests	-	4	14	22
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(798,278)	$(173,261)	$(1,237,648)	$(1,339,102)
LOSS PER COMMON SHARE (1)
Basic	$(8.80)	$(2.34)	$(13.65)	$(21.27)
Diluted	$(8.80)	$(2.34)	$(13.65)	$(21.27)
WEIGHTED AVERAGE SHARES OUTSTANDING (1)
Basic	90,699	73,964	90,683	62,967
Diluted	90,699	73,964	90,683	62,967

1
(1)	All share and per share amounts have been retroactively adjusted for the 2016 periods to reflect the Company’s one-for-four reverse stock split in November 2017.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Loss Attributable to Common Shareholders to

Adjusted Net Loss Attributable to Common Shareholders

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss attributable to common shareholders	$(798,278)	$(173,261)	$(1,237,648)	$(1,339,102)
Adjustments:
Amortization of deferred gain on sale	(3,206)	(3,459)	(12,963)	(14,570)
(Gain) loss on sale of properties	63	(9,162)	401,113	184,567
Impairment expense	855,583	29,716	899,853	75,622
Penalties for early termination of drilling rig contracts	-	-	-	18,078
Loss on extinguishment of debt	-	-	1,540	42,236
Total measure of derivative (gain) loss reported under U.S. GAAP	75,566	27,845	122,847	(587)
Total net cash settlements received (paid) on commodity derivatives during the period	(2,374)	21,206	8,282	151,738
Acceleration of unamortized discount upon conversion of mandatory convertible notes (non-taxable)	-	244,175	-	244,175
Tax impact of adjustments above	(220,299)	(24,673)	(338,119)	(170,492)
Valuation allowance established on deferred tax assets	119,274	-	119,274	-
Tax impact of enactment of Tax Cuts and Jobs Act	(42,033)	-	(42,033)	-
Tax impact of Section 382 limitation on net operating losses and tax credits	-	(194,973)	(40,624)	259,494
Adjusted net loss attributable to common shareholders (1)	$(15,704)	$(82,586)	$(118,478)	$(548,841)

Adjusted net loss attributable to common shareholders per share, basic (2)	$(0.17)	$(1.12)	$(1.31)	$(8.72)
Adjusted net loss attributable to common shareholders per share, diluted (2)	$(0.17)	$(1.12)	$(1.31)	$(8.72)

(1)

Adjusted Net Loss Attributable to Common Shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Loss Attributable to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Loss Attributable for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(2)	All per share amounts have been retroactively adjusted for the 2016 periods to reflect the Company’s one-for-four reverse stock split in November 2017.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$286,703	$236,755	$577,109	$595,010
Exploration	16,801	6,187	36,324	45,846
Exploratory dry hole costs	-	(97)	-	(134)
Changes in working capital	(36,621)	(71,952)	123,253	(52,837)
Discretionary cash flow (1)	$266,883	$170,893	$736,686	$587,885

(1)

Discretionary cash flow is a non-GAAP measure.  Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call

The Company’s management will host a conference call with investors, analysts and other interested parties on Thursday, February 22, 2018 at 11:00 a.m. ET (10:00 a.m. CT, 9:00 a.m. MT) to discuss Whiting’s fourth quarter 2017 financial and operating results. Participants are encouraged to pre-register for the conference call by clicking on the following link: http://dpregister.com/10115954. Callers who pre-register will be given a unique telephone number and PIN to gain immediate access on the day of the call.

Those without internet access or unable to pre-register may join the live call by dialing: (877) 328-5506 (U.S.), (866) 450-4696 (Canada) or (412) 317-5422 (International) to be connected to the call.  Presentation slides will be available at http://www.whiting.com by clicking on the “Investor Relations” box on the menu and then on the link titled "Presentations & Events."

A telephonic replay will be available beginning one to two hours after the call on Thursday, February 22, 2018 and continuing through Thursday, March 1, 2018.  You may access this replay at (877) 344-7529 (U.S.), 855-669-9658 (Canada) or (412) 317-0088 (International) and enter the pass code 10115954.  You may also access a web archive at http://www.whiting.com beginning one to two hours after the conference call.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that develops, produces, acquires and explores for crude oil, natural gas and natural gas liquids primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws, including tax reform, that could have a negative effect on the oil and gas industry; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2016.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.